EXHIBIT 99.1

Eagle Bancorp Announces Year End Earnings, Fourth Quarter Earnings and Increases Quarterly Cash Dividend

HELENA, Mont., July 20, 2006 (PRIMEZONE) -- Eagle Bancorp ("Eagle") (OTCBB:EBMT), the stock holding company of American Federal Savings Bank (the "Bank"), reported net income of $1,785,000, or $1.66 per share ($1.48 per share diluted), for the year ended June 30, 2006, and announced an increased cash dividend of $0.22 per share. These earnings represent an increase of $42,000, or 2.4%, compared to $1,743,000 for the year ended June 30, 2005. Earnings for the quarter ended June 30, 2006 were $438,000, or $0.41 per share ($0.36 per share diluted), an increase of 18.4% compared to $370,000 for the quarter ended June 30, 2005, and an increase of 8.7% from the $403,000 earned in the prior quarter ended March 31, 2006.

Eagle's Board of Directors declared a quarterly cash dividend of $0.22 per share for the fourth quarter of Eagle's fiscal year. This represents an increase of $0.02 per share, or 10.0%, over the previous quarter's dividend. The dividend is payable August 25, 2006 to shareholders of record at the close of business on August 4, 2006.

The increase in net income for the year ended June 30, 2006 was the result of increases in net interest income of $234,000 and noninterest income of $106,000, offset by an increase in noninterest expense of $284,000. Eagle's tax provision was $14,000 higher in 2006. Eagle's return on assets was 0.83% and its return on equity was 7.97%, compared with 0.85% and 7.53%, respectively, for the year ended June 30, 2005.

The increase in net income of $68,000 for the fourth quarter was the result of increases in noninterest income of $75,000 and net interest income of $47,000 offset by an increase in noninterest expense of $38,000. Eagle's tax provision was $16,000 higher in the current quarter. Eagle's annualized return on assets was 0.79% and its annualized return on equity was 7.77%, compared with 0.73% and 6.76%, respectively, for the same quarter in 2005.

Total interest and dividend income increased $512,000 to $2,814,000 for the quarter ended June 30, 2006 from $2,302,000 for the quarter ended June 30, 2005. This was due to an increase in interest and fees on loans of $515,000. Total interest expense increased $465,000 to $1,140,000 for the quarter ended June 30, 2006 from $675,000 for the quarter ended June 30, 2005. Interest on advances increased $238,000 while interest on deposits increased $227,000.

Total assets increased $19.76 million, or 9.6%, to $226.18 million at June 30, 2006 from $206.42 million at June 30, 2005. Loans receivable increased $34.02 million, or 31.84%, to $140.86 million from $106.84 million. Investment securities available-for-sale decreased $11.03 million, or 14.66%, to $64.20 million from $75.23 million. Deposits increased $1.84 million, or 1.07%, to $174.34 million from $172.50 million. Advances from the Federal Home Loan Bank increased $12.48 million, or 126.19%, to $22.37 million from $9.89 million. Total stockholders' equity increased $280,000, or 1.26%, to $22.54 million at June 30, 2006 from $22.26 million at June 30, 2005. This was the result of net income for the period of $1.785 million, offset by $473,000 in treasury stock purchased during the period, dividends paid, and an increase in accumulated other comprehensive loss of $795,000, mainly due to an increase in net unrealized losses on securities available-for-sale.

"We are pleased with our strong growth in assets and that net interest income, our main component of core earnings, has increased over last year. We are also pleased to again increase the dividend to our stockholders," said President and CEO, Larry Dreyer.

American Federal Savings Bank was formed in 1922 and is headquartered in Helena, Montana. It has additional branches in Butte, Bozeman and Townsend. Eagle's common stock trades on the OTC Bulletin Board under the symbol "EBMT." Eagle is a subsidiary of Eagle Financial MHC, a federal mutual holding company formed in 2000, which owns approximately 59% of Eagle Bancorp's common stock.

This release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions.

Financial highlights for Eagle Bancorp follow.

 EAGLE BANCORP AND SUBSIDIARY
 (consolidated)
 (Dollars in Thousands)
                                                    June 30,   June 30,
                                                     2006       2005
                                                 (Unaudited)  (Audited)
 ASSETS

 Cash and due from banks                              2,844      3,122
 Interest-bearing deposits with banks                    27      1,844
                                                    -------    -------
 Total cash and cash equivalents                      2,871      4,966

 Investment securities available-for-sale,
  at market value                                    64,198     75,227
 Investment securities held-to-maturity, at
  cost                                                1,018      1,201
 Investment in nonconsolidated subsidiary               155        --
 Federal Home Loan Bank stock, at cost                1,315      1,315
 Mortgage loans held-for-sale                           918      2,148
 Loans receivable, net of deferred loan fee
      and allowance for loan losses                 140,858    106,839
 Accrued interest and dividends receivable            1,211      1,102
 Mortgage servicing rights, net                       1,722      1,857
 Property and equipment, net                          5,962      6,242
 Cash surrender value of life insurance               5,230      5,049
 Real estate acquired in settlement of loans,
  net of allowance for losses                             0          0
 Other assets                                           720        468
                                                    -------    -------
     Total assets                                   226,178    206,414
                                                    =======    =======

 LIABILITIES
 Deposit accounts:

   Noninterest bearing                               12,575     11,660
   Interest bearing                                 161,767    160,837
 Advances from Federal Home Loan Bank                22,371      9,885
 Long-Term Subordinated Debentures                    5,155        --
 Accrued expenses and other liabilities               1,765      1,767
                                                    -------    -------
     Total liabilities                              203,633    184,149

 EQUITY

 Preferred stock (no par value, 1,000,000
  shares authorized, none issued or
  outstanding)
 Common stock (par value $0.01 per share;
  9,000,000 shares authorized; 1,223,572
  shares issued; 1,091,722 and 1,103,972
  shares outstanding at June 30, 2006
  and June 30, 2005, respectively)                       12         12
 Additional paid-in capital                           4,274      4,188
 Unallocated common stock held by employee
    stock ownership plan ("ESOP")                      (129)      (165)
 Treasury stock, at cost (131,850 and 119,600
    shares at June 30, 2006 and
    June 30, 2005, respectively)                     (4,521)    (4,048)
 Retained earnings                                   24,056     22,630
 Accumulated other comprehensive (loss) income       (1,147)      (352)
                                                    -------    -------
     Total equity                                    22,545     22,265

     Total liabilities and equity                   226,178    206,414
                                                    =======    =======

                             EAGLE BANCORP (consolidated)

                             Three Months Ended    Twelve Months Ended
                             June 30, (unaudited)       June  30,
                            --------------------  --------------------
                               2006       2005      2006       2005
                            ---------  ---------  ---------  ---------
 Interest and Dividend                           (unaudited) (audited)
  Income:
 Interest and fees on
  loans                         2,134      1,619      7,799      6,117
 Interest on deposits
  with banks                        7          5         59         34
 FHLB Stock dividends               0         (7)         0         20
 Securities
  available-for-sale              661        670      2,589      2,807
 Securities
  held-to-maturity                 12         15         52         65
                            ---------  ---------  ---------  ---------
       Total interest
        and dividend
        income                  2,814      2,302     10,499      9,043
                            ---------  ---------  ---------  ---------

 Interest Expense:
 Deposits                         858        631      3,011      2,394
 FHLB Advances                    282         44        774        169
                            ---------  ---------  ---------  ---------
       Total interest
        expense                 1,140        675      3,785      2,563
                            ---------  ---------  ---------  ---------

 Net Interest Income            1,674      1,627      6,714      6,480
 Loan loss provision                0          0          0          0
                            ---------  ---------  ---------  ---------
 Net interest income
  after loan loss
  provision                     1,674      1,627      6,714      6,480
                            ---------  ---------  ---------  ---------

 Noninterest income:
 Net gain on sale of
  loans                           121         97        492        442
 Demand deposit service
  charges                         129        138        532        549
 Mortgage loan servicing
  fees                            134         91        593        584
 Net gain (loss) on sale
  of available-for-sale
   securities                       9         (5)         0          4
 Other                            138        135        548        480
                            ---------  ---------  ---------  ---------
       Total noninterest
        income                    531        456      2,165      2,059
                            ---------  ---------  ---------  ---------
 Noninterest expense:
 Salaries and employee
  benefits                        863        828      3,519      3,312
 Occupancy expenses               139        136        538        514
 Furniture and equipment
  depreciation                     75         78        310        312
 In-house computer
  expense                          73         66        274        262
 Advertising expense               46         58        201        190
 Amortization of mtg
  servicing fees                   90        104        355        380
 Federal insurance
  premiums                          5          6         23         24
 Postage                           17         25         86        102
 Legal, accounting, and
  examination fees                 48         37        182        157
 Consulting fees                   14         13         58         51
 ATM processing                    15         13         51         49
 Other                            217        200        868        828
                            ---------  ---------  ---------  ---------
       Total noninterest
        expense                 1,602      1,564      6,465      6,181
                            ---------  ---------  ---------  ---------

 Income before provision
  for income taxes                603        519      2,414      2,358
                            ---------  ---------  ---------  ---------

 Provision for income
  taxes                           165        149        629        615
                            ---------  ---------  ---------  ---------

 Net income                       438        370      1,785      1,743
                            =========  =========  =========  =========

 Earnings per share              0.41       0.34       1.66       1.55
                            =========  =========  =========  =========

 Diluted earnings per
  share                          0.36       0.31       1.48       1.45
                            =========  =========  =========  =========

 Weighted average shares
  outstanding (basic eps)   1,075,442  1,082,512  1,077,766  1,126,552
                            =========  =========  =========  =========

 Weighted average
  shares outstanding
  (diluted eps)             1,206,712  1,202,112  1,204,986  1,200,386
                            =========  =========  =========  =========

CONTACT:  Eagle Bancorp
          Larry A. Dreyer, President and Chief Executive Officer
            (406) 457-4012
          Peter J. Johnson, Executive Vice President and CFO
            (406) 457-4006